EXHIBIT 10.32

                      THIRD ADDENDUM TO LEASE



This third addendum to Lease (Third Addendum) is made between James W. Cameron, Jr., an unmarried man (Lessor) and Alternative Technology Resources, Inc., (ATR), previously known as 3Net Systems, Inc., a Delaware Corporation, (Lessee), to be a part of that certain Lease, and any addendums thereto (The Lease), dated November 7, 1995 between Lessor and Lessee. Lessor and Lessee agree that, not withstanding anything to the contrary in the Lease, the Lease is hereby modified as follows:

1. Effective immediately, paragraph 2 (k) of the Lease is modified to read approximately 5,401 sq. ft., located on the Basement, 2nd and 3rd floors of the Building.

2.   Effective  immediately,  paragraphs  2  (a)  &  (i)  of  the Lease are
modified  to  read:   Base Rent shall now be $87,198.60 per year.   Monthly
Installments of base Rent shall be $7,266.55 per month.

3.   Paragraph 2 (g) is  modified  to extend the Lease Term to December 31,
1998.

4. All other terms and conditions of the Lease not inconsistent herewith are incorporated herein by reference as though fully set forth and remain in full force and effect unless modified by this Third Addendum to Lease.

Agreed and Accepted

LESSOR:                                LESSEE:
JAMES W. CAMERON, JR.,                 Alternative Technology Resources, Inc.,
An unmarried man                       A Delaware Corporation

By: /S/  CLARK H. CAMERON            By:  /S/   W. ROBERT KEEN

Title:  ATTORNEY IN FACT             Title:  CHIEF EXECUTIVE OFFICER

Date:  JANUARY 5, 1998               Date:  JANUARY 6, 1998